SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 1, 2002

Wells Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland
(State or other jurisdiction of incorporation)

0-25739	58-2328421
(Commission File Number)	(IRS Employer Identification No.)

            6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092
(Address of principal executive offices) (Zip Code)

(770) 449-7800
Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Item	2. Acquisition of Assets

ISS Atlanta Buildings

On July 1, 2002, Wells Operating Partnership, L.P. (“Wells OP”), a Delaware limited partnership formed to acquire, own, lease and operate real properties on behalf of Wells Real Estate Investment Trust, Inc. (“Registrant”), purchased two five-story buildings containing a total of 238,600 rentable square feet located in Atlanta, Georgia (the “ISS Atlanta Buildings”) for a purchase price of $40,500,000. The ISS Atlanta Buildings, which were built in 2001, were acquired by assigning to Wells OP an existing ground lease with the Development Authority of Fulton County (“Development Authority”). Fee simple title to the land upon which the ISS Atlanta Buildings are located is held by the Development Authority, which issued Development Authority of Fulton County Taxable Revenue Bonds (“Bonds”) totaling $32,500,000 in connection with the construction of these buildings. The Bonds, which entitle Wells OP to certain real property tax abatement benefits, were also assigned to Wells OP at the closing. Fee title interest to the land will be transferred to Wells OP upon payment of the outstanding balance on the Bonds, either by prepayment by Wells OP or at the expiration of the ground lease on December 1, 2015.

The entire rentable area of the ISS Atlanta Buildings is leased to Internet Security Systems, Inc., a Georgia corporation (“ISS”). The ISS Atlanta lease is guaranteed by the parent of ISS, Internet Security Systems, Inc., a Delaware corporation (“ISS, Inc.”), whose shares are traded on NASDAQ. ISS, Inc. has operations throughout America, Asia, Australia, Europe and the Middle East. ISS, Inc. provides computer security solutions to networks, servers and desktop computers for organizational customers, including corporate customers and governmental units. ISS, Inc. reported a net worth, as of March 31, 2002, of approximately $435 million.

The ISS Atlanta lease is a net lease that commenced in November 2000 and expires in May 2013. The current annual base rent payable under the ISS Atlanta lease is $4,623,445. ISS, at its option, has the right to extend the initial term of its lease for three additional five-year periods at 95% of the then-current market rental rate. In addition, ISS has obtained an $8,000,000 letter of credit from First Union National Bank to guarantee payments under the lease.

Item 5.    Other Events

On June 26, 2002, the board of directors of the Registrant unanimously approved an increase in the number of directors of the Registrant from nine to ten and elected Michael R. Buchanan as a director to fill the vacancy. Mr. Buchanan has over 30 years of real estate banking and financial experience and was formerly the Managing Director of the Real Estate Banking Group of Bank of America.

Item 7.    Financial Statements and Exhibits

(a)  Financial Statements.    Since it is impracticable to provide the required financial statements for the acquired real properties described above at the time of this filing, and no financial statements (audited or unaudited) are available at this time, the Registrant hereby confirms that the required financial statements will be filed on or before September 14, 2002, by amendment to this Form 8-K, which date is within the 60-day period allowed to file such an amendment.

(b)  Pro Forma Financial Information.    See Paragraph (a) above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE INVESTMENT TRUST, INC. (Registrant)

By:	/s/ LEO F. WELLS, III
Leo F. Wells, III President

Date:    July 15, 2002

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